Original Electronically Transmitted to the Securities and Exchange Commission on __________, 1998
                                                      Registration No. 333-45295
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                                    -------------

                                   AMENDMENT NO. 1
                                          TO

                                       FORM S-3

               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                    -------------

                                     ECOLAB INC.
                (Exact name of registrant as specified in its charter)

              DELAWARE                                 NO. 41-0231510
      (STATE OF INCORPORATION)                        (I.R.S. EMPLOYER
                                                    IDENTIFICATION NO.)

            ECOLAB CENTER                          KENNETH A. IVERSON
        370 N. WABASHA STREET                 VICE PRESIDENT AND SECRETARY
         ST. PAUL, MN  55102                           ECOLAB INC.
           (612) 293-2233                             ECOLAB CENTER
  (ADDRESS, INCLUDING ZIP CODE, AND               370 N. WABASHA STREET
  TELEPHONE NUMBER, INCLUDING AREA                 ST. PAUL, MN  55102
   CODE, OF REGISTRANT'S PRINCIPAL                   (612) 293-2125
         EXECUTIVE OFFICES)              (NAME, ADDRESS, INCLUDING ZIP CODE, AND
                                         TELEPHONE NUMBER, INCLUDING AREA CODE,
                                                  OF AGENT FOR SERVICE)

                                    --------------

     Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                                    --------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                     SUBJECT TO COMPLETION, DATED AUGUST 3, 1998

PROSPECTUS
----------                            ECOLAB INC.

                            555,018 SHARES OF COMMON STOCK


     This Prospectus relates to the proposed sale of up to 555,018 shares (the "Offered Shares") of the common stock, par value $1.00 per share (the "Common Stock"), of Ecolab Inc. ("Ecolab" or the "Company") which may be offered for sale from time to time by Barry Graceman, Sherman Gleekel and Three G Enterprises, Inc. ("Three G") (collectively the "Selling Stockholders"). See "Selling Stockholders." The Company will not receive any proceeds from the sale of the Offered Shares.


     The sale, transfer and/or distribution of the Offered Shares by the Selling Stockholders, or by their pledgees, donees, transferees or other successors in interest, may be effected from time to time through brokers, agents, dealers or underwriters in one or more transactions (which may involve crosses and princi pal trades, including block transactions), in special offerings, negotiated transactions, exchange distributions or secondary distributions, or in connection with short-sale transactions, or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. In addition, any offered shares that qualify for sale pursuant to Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"), may be sold under Rule 144 rather than pursuant to this Prospectus. To the extent required, the specific Offered Shares to be sold, the name of the Selling Stockholders, the purchase price, the public offering price, the name of any such brokers, agents, dealers or underwriters, and any applicable commission or discount with respect to a particular offer will be set forth in an accompanying Prospectus Supplement. See "Plan of Distribution."
The Common Stock is listed on the New York Stock Exchange ("NYSE") and Pacific
Exchange and traded under the symbol "ECL."   On July 30, 1998, the closing
price of the Company's Common Stock as reported for The New York Stock Exchange, Inc. Composite Transaction Reporting System was $32.00 per share.


     The purpose of this offering is to register 555,018 shares of Common Stock issued by the Company in connection with that certain Asset Purchase Agreement, dated December 8, 1997 (the "Asset Purchase Agreement"), among Ecolab, Grace-Lee Products, Incorporated, a Minnesota corporation ("Grace-Lee"), Barry Graceman, Sherman Gleekel and Mimi Gleekel, as adjusted for the Company's two-for-one stock split ("Stock Split") effected in the form of a 100% stock dividend, payable on January 15, 1998 to the holders of record of shares of Common Stock at the close of business on December 26, 1997.

     Upon any sale of the Common Stock offered hereby, the Selling Stockholders and participating agents, brokers and dealers may be deemed to be underwriters as that term is defined in the Securities Act, and commissions or discounts or any profit realized on the resale of such securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

     No underwriter is initially being utilized in connection with this offering. The Company will pay all expenses incurred in connection with this offering other than fees and expenses (including underwriting fees and selling commissions) of the Selling Stockholders. See "Plan of Distribution."

                                   ---------------

       THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
          AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
            THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
         COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
              ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                   ---------------

               The date of this Prospectus is __________________, 19__.

                                AVAILABLE INFORMATION

     Ecolab is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, files periodic reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The Company's filings may be inspected and copied or obtained by mail upon payment of the Commission's prescribed rates at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, Suite 1300, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission maintains a web site that contains reports, proxy and information statements and other information. The web site address is http://www.sec.gov. The Common Stock, and the preferred stock purchase rights attached thereto (the "Rights"), are listed on the NYSE and the Pacific Exchange. The Company's reports, proxy statements and other filings with the Commission are also available for inspection at the offices of the NYSE located at 20 Broad Street, New York, New York 10005 and the offices of the Pacific Exchange, Inc., located at 301 Pine Street, San Francisco, California 94104.

     The Company has filed with the Commission a Registration Statement on a Form S-3 under the Securities Act with respect to the Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and in the amendments, exhibits and schedules thereto. For further information with respect to the Company and the Common Stock, reference is made to the Registration Statement, and to the exhibits and schedules filed therewith. All of these documents may be inspected without charge at the Commission's principal office in Washington, D.C., and copies thereof may be obtained from the Commission at the prescribed rates or may be examined without charge at the public reference facilities of the Commission. Any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the Commission are not necessarily complete, and in each instance reference is made to the copy of such document so filed. Each such statement shall be qualified in its entirety by such reference.


                        INFORMATION INCORPORATED BY REFERENCE


     The following documents previously filed by the Company with the Commission pursuant to the Exchange Act (Commission File No. 1-9328) are incorporated in and made a part of this Prospectus:

     (i) The Company's Annual Report on Form 10-K for the year ended December 31,1997;

     (ii) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998; and

     (iii) The Company's current report on Form 8-K dated July 14, 1998.

     The description of the Common Stock, which is registered under Section 12 of the Exchange Act, is set forth under the caption "Description of Registrant's Securities to be Registered" contained in the Company's Form 8-A/A dated November 21, 1997, which constitutes Amendment No. 7 to the Company's Registration Statement on Form 8-A dated November 17, 1986, and the description of the Rights, which are registered under Section 12 of the Exchange Act, is set forth under the caption "Description of Registrant's Securities to be Registered" contained in the Company's Form 8-A/A dated December 18, 1997, which constitutes Amendment No. 1 to the Company's Registration Statement on Form 8-A dated February 27, 1996, and such descriptions are hereby incorporated herein by reference. All documents which the Company files pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering described herein shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and documents. Any statement contained in a document incorporated by reference, or deemed to be incorporated by reference, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed incorporated document or in any accompanying prospectus supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom this Prospectus is delivered, upon written or oral request, a copy of any or all documents described above (other than exhibits thereto, unless such exhibits are specifically incorporated by reference into the documents that this Prospectus incorporates). Requests should be addressed to the Corporate Secretary, Ecolab Inc., Ecolab Center, 370 N. Wabasha Street, St. Paul, Minnesota 55102 (telephone
(612) 293-2233).


                                     THE COMPANY

     The Company is engaged in the development and marketing of premium products and services for the hospitality, institutional and industrial markets. The Company provides cleaning, sanitizing, pest elimination and maintenance products, systems and services primarily to hotels and restaurants, foodservice, healthcare and educational facilities, quickservice (fast-food units), commercial and institutional laundries, light industry, dairy plants and farms and food and beverage processors. In addition, the Company and Henkel KGaA of Dusseldorf, Germany, each have a 50% economic interest in a joint venture which operates institutional and industrial cleaning and sanitizing businesses in Europe.

     The Company is a Delaware corporation with its principal executive offices at Ecolab Center, 370 N. Wabasha Street, St. Paul, Minnesota 55102. The Company's telephone number is (612) 293-2233.


                                 RECENT DEVELOPMENTS

     The acquisition by the Company of the Chemicals Business (as defined below) of Grace-Lee ("Chemicals Business Acquisition") contemplated by the Asset Purchase Agreement was consummated on December 22, 1997. Pursuant to the Asset Purchase Agreement, 308,343 shares of Common Stock were issued to Grace-Lee on December 22, 1997, an additional 308,343 shares of Common Stock were issued to Grace-Lee on January 15, 1998 in connection with the Stock Split and an additional 18,633 shares were issued to Grace-Lee on May 11, 1998 in connection with a purchase price adjustment. These shares were subsequently transferred to the Selling Stockholders pursuant to the Plan of Liquidation of Grace-Lee dated December 31, 1997 (the "Grace-Lee Liquidation"). Only 555,018 of these shares constitute the Offered Shares to which this prospectus relates. The principal activities of the business acquired by the Company are the manufacture and distribution of cleaning chemicals and related containers and dispensing equipment and supplies for industrial, janitorial and institutional markets, including for use in the car and truck washing industry (the "Chemicals Business").


     On May 12, 1998, the Company entered into an Agreement and Plan of Merger with GCS Service, Inc. ("GCS"), a Danbury, Connecticut - based provider of commercial kitchen equipment repair services, to acquire all of the shares of GCS in exchange for shares of Common Stock having a value of approximately $26 million, subject to closing adjustments. GCS sales were $48 million for the fiscal year ended September 30, 1997. The Company completed its purchase of GCS on July 14, 1998 and issued 850,445 shares to the GCS shareholders. The number of issued shares is subject to customary post-closing adjustments.


     Additionally, on July 21, 1998, the Company issued a press release announcing results for the second quarter ended June 30, 1998. Consolidated net sales for the second quarter and for the six-month period ended June 30, 1998 were $468,460,000 and $904,822,000, respectively. Diluted net income per share for the second quarter and the six-month period ended June 30, 1998 was $0.28 and $0.51, respectively. Consolidated net sales and diluted net income per share amounts increased at double-digit rates for each of the reporting periods.

                                  USE OF PROCEEDS

     The Company will not receive any proceeds from the sale of the Offered Shares.


                                 PLAN OF DISTRIBUTION

     The Offered Shares may be sold from time to time by the Selling Stockholders or by their pledgees, donees, transferees or other successors in interest. The Offered Shares may be offered and sold directly to purchasers or through underwriters, brokers, dealers or agents, who may receive compensation in the form of underwriting discounts, concessions, or commissions from the Selling Stockholders selling as principal and/or the purchasers of the Offered Shares for whom they may act as agent. The Offered Shares may be sold from time to time in one or more transactions (which may involve crosses and block transactions) on the NYSE or the Pacific Exchange and any other stock exchanges on which the Offered Shares are admitted for trading, pursuant to and in accordance with the rules of such exchanges, in negotiated transactions or otherwise, at a fixed offering price, which may be changed, at varying prices determined at the time of sale, or at negotiated prices. The Selling Stockholders may effect such transactions by selling Offered Shares to or through securities broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Stockholders and/or purchasers of Offered Shares for whom such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

     If any broker-dealer purchases the Offered Shares as principal it may effect resales of the Offered Shares from time to time to or through other broker-dealers, and the other broker-dealers may receive compensation in the form of concessions or commissions from the principals and/or the purchasers of the Offered Shares for whom they may act as agents. The Selling Stockholders and any underwriter, dealer or agent that participates in the distribution of the Offered Shares may be deemed underwriters under the Securities Act, and any profit on the sale of the Offered Shares by them and any discounts, commissions, concessions or other compensation received by any such underwriters, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

     In addition, any Offered Shares that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus. The Selling Stockholders may, on an individual basis, from time to time following the effective date of the Registration Statement of which this Prospectus is a part, sell shares of Common Stock in short-sale transactions (including, without limitation, selling short against the box) and use some or all of the Offered Shares to cover such transactions.

     At the time a particular offer of the Offered Shares is made, to the extent required, a Prospectus Supplement will be distributed which will set forth the number of shares of Common Stock being offered and the terms of the offering, including the name or names of any underwriters, brokers, dealers or agents (whether such party is acting as a principal or as agent for the Selling Stockholders), any discounts, commissions, concessions and other items constituting compensation from the Selling Stockholders and any discounts, commissions or concessions allowed or re-allowed or paid to dealers.

     The terms of the Asset Purchase Agreement provide for the Company to file a shelf registration statement (the "Shelf Registration Statement") covering the Offered Shares. Pursuant to the terms of the Three G Enterprises Registration Agreement dated as of May 26, 1998 between the Company and Three G (the "Three G Agreement"), the Company has also agreed to include within the Shelf Registration Statement such of the Offered Shares as are held by Three G. The Registration Statement of which this Prospectus is a part constitutes the Shelf Registration Statement. The Company has agreed to use its reasonable efforts to cause the Shelf Registration Statement to become effective and keep the Shelf Registration Statement effective until the earlier of (i) such time as all of the Offered Shares have been disposed of or (ii) December 22, 1998. Under the terms of the Asset Purchase Agreement and the Three G Agreement, the Selling Stockholders have agreed to refrain from selling or offering to sell Offered Shares with this Prospectus in certain circumstances.

     To comply with securities laws of certain states, if applicable, the Offered Shares will be sold in such states only through registered or licensed brokers or dealers.

     The Company will pay all of the expenses incident to the offering and sale of the Offered Shares to the public other than the fees and expenses (including underwriting fees and selling commissions) of the Selling Stockholders.


                                 SELLING STOCKHOLDERS

     This Prospectus relates to shares of Common Stock that have been acquired by the Selling Stockholders in connection with the Chemicals Business Acquisition, the Company's Stock Split and the subsequent Grace-Lee Liquidation. The Selling Stockholders may offer the Offered Shares with this Prospectus in accordance with the terms of the Asset Purchase Agreement and the Three G Agreement.


     The following table sets forth the name of each Selling Stockholder and the number of shares of Common Stock acquired by each Selling Stockholder pursuant to the Chemicals Business Acquisition, the Company's Stock Split and the subsequent Grace-Lee Liquidation which are being registered hereby, some or all of which shares may be sold pursuant to this Prospectus. Besides the Offered Shares, Barry Graceman beneficially owns 40,181 shares of Common Stock and Sherman Gleekel beneficially owns 40,120 shares of Common Stock. Three G does not beneficially own any other shares of Common Stock besides the Offered Shares. There is no assurance that any of the Selling Stockholders will sell any or all of the Shares offered by them hereunder.

                                                  Shares Covered
               Selling Stockholders               by this Prospectus
               Barry Graceman                     252,368

               Sherman Gleekel                    250,514

               Three G (1)                         52,136

---------------

(1) The stockholders of Three G are Barry Graceman and Sherman Gleekel.


     Barry Graceman and Sherman Gleekel have been stockholders of Grace-Lee during the three years prior to the consummation of the Chemicals Business Acquisition. In addition, during this time, (i) Barry Graceman was the President and Treasurer and a director of Grace-Lee; and (ii) Sherman Gleekel was the Executive Vice President and Secretary and a director of Grace-Lee. Barry Graceman is currently employed by the Company as Vehicle Care Division Vice President-Sales.


                                    LEGAL MATTERS

     Certain legal matters regarding the validity of the shares of Common Stock offered hereby will be passed upon for the Company by Kenneth A. Iverson, Vice President and Secretary of the Company.

                                       EXPERTS

     The consolidated financial statements and related financial statement schedule of the Company, which are included or incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 1997, and incorporated herein and in the Registration Statement by reference, have been audited by PricewaterhouseCoopers LLP, independent accountants, for the periods indicated in such firm's reports thereon. The consolidated financial statements and financial statement schedule audited by PricewaterhouseCoopers LLP (on July 1, 1998 Coopers & Lybrand L.L.P. merged with Price Waterhouse LLP to form PricewaterhouseCoopers LLP) have been incorporated herein and in the Registration Statement by reference in reliance on such firm's reports given upon their authority as experts in accounting and auditing. To the extent that PricewaterhouseCoopers LLP examines and reports on the financial statements and financial statement schedules of the Company issued at future dates, and consents to the use of their reports thereon, such financial statements and financial statement schedules also will be incorporated by reference in this Prospectus and the Registration Statement in reliance upon their reports and said authority.


     With respect to unaudited interim financial information incorporated herein and in the Registration Statement by reference, PricewaterhouseCoopers LLP has reported that they have applied limited procedures in accordance with professional standards for reviews on such information. However, their separate reports, incorporated herein and in the Registration Statement by reference, state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. The independent accountants are not subject to the liability provisions of Section 11 of the Securities Act for their reports on the unaudited interim financial information because each such report is not a "report" or a "part" of the Registration Statement prepared or certified by the independent accountants within the meanings of Sections 7 and 11 of the Securities Act.


     In addition, the combined financial statements and financial statement schedule of the Henkel-Ecolab Joint Venture, which are included in the Company's Annual Report on Form 10-K for the year ended December 31, 1997, and incorporated herein and in the Registration Statement by reference, have been audited by KPMG Deutsche Treuhand-Gesellschaft Aktiengesellschaft Wirtschaftsprufungsgesellschaft, independent accountants for the period indicated in such firm's reports thereon. The combined financial statements and financial statement schedule audited by KPMG Deutsche Treuhand-Gesellschaft Aktiengesellschaft Wirtschaftsprufungsgesellschaft have been incorporated herein and in the Registration Statement by reference in reliance on such firm's reports given upon their authority as experts in accounting and auditing.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

No dealer, salesman or other person has been authorized to give any information or to make any representations not contained in, or incorporated by reference in, this Prospectus in connection with the offering covered by this Prospectus. If given or made, such information or representations must not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this Prospectus or an offer to sell or the solicitation of an offer to buy the Common Stock in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has not been any change in the facts set forth in this Prospectus or in the affairs of the Company since the date hereof.



                           -----------------------------



                                 TABLE OF CONTENTS

                                                                                   Page
Available Information. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
Information Incorporated by Reference. . . . . . . . . . . . . . . . . . . . . . . .2
The Company. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
Recent Developments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
Plan of Distribution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
Selling Stockholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
Legal Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
Experts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------




                                   555,018 SHARES



                                    COMMON STOCK


                                 ($1.00 Par Value)


                            ---------------------------


                                    ECOLAB INC.


                            ---------------------------



___________________________, 1998
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                       PART II

                        INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     Registration fee  . . . . . . . . . . . . . . . . . . . .       $ 4,471.88
                                                                 --------------
     Legal fees and expenses . . . . . . . . . . . . . . . . .        2,000         *
                                                                 --------------
     Accounting fees and expenses  . . . . . . . . . . . . . .        7,500         *
                                                                 --------------
     Total . . . . . . . . . . . . . . . . . . . . . . . . . .      $ 13,971.88
                                                                 --------------
                                                                 --------------

*Estimated.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Subsection (a) of Section 145 of the General Corporation Law of Delaware ("DGCL") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

     Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     Section 145 further provides that, to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the scope of indemnification extends to directors, officers, employees or agents of a constituent corporation absorbed in a consolidation or merger and persons serving in that capacity at the request of the constituent corporation for another. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against or incurred by such person in any such capacity or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under
Section 145, including liabilities under the Securities Act.

     Article V of the Company's By-Laws provides for indemnification of the Company's officers and directors to the full extent allowed by Delaware law.

     In addition, Article IV of the Company's Restated Certificate of Incorporation provides that the Company's directors do not have personal liability to the Company or its stockholders for monetary damages for any breach of their fiduciary duty as directors, except (i) for a breach of the duty of loyalty, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law, (iii) for willful or negligent violations of certain provisions under the DGCL imposing certain requirements with respect to stock repurchases, redemptions and dividends, or (iv) for any transaction from which the director derived an improper personal benefit. Subject to these exceptions, under Article IV, directors do not have any personal liability to the Company or its stockholders for any violation of their fiduciary duty.

     The Company has directors and officers liability insurance which protects each director or officer from certain claims and suits, including stockholder derivative suits, even where the director may be determined to not be entitled to indemnification under the DGCL and claims and suits arising under the Securities Act. The policy may also afford coverage under circumstances where the facts do not justify a finding that the director or officer acted in good faith and in a manner that was in or not opposed to the best interests of the Company.

     The Company has entered into indemnification agreements with each of its directors (the "Indemnification Agreements"). The Indemnification Agreements provide for the prompt indemnification "to the fullest extent permitted by law" and for the prompt advancement of expenses, including attorneys' fees and other costs, expenses and obligations paid or incurred in connection with investigating, defending, being a witness or participating in (including on appeal) any threatened, pending or completed action, suit or proceeding related to the fact that such director is or was a director, officer, employee, trustee, agent or fiduciary of the Company or is or was serving at the request of the Company as a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan trust or other enterprise, or by reason of anything done or not done by a director in any such capacity. The Indemnification Agreements further provide that the Company has the burden of proving that a director is not entitled to indemnification in any particular case.

     The foregoing represents a summary of the general effect of the DGCL, the Company's By-Laws and Restated Certificate of Incorporation, the Company's directors and officers liability insurance coverage and the Indemnification Agreements for purposes of general description only.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

EXHIBIT             DESCRIPTION OF EXHIBIT
-------             ----------------------
4.1       Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit (3) to the Company's Current Report on Form 8-K
          dated October 22, 1997 (File No. 1-9328)).
4.2       Bylaws of the Company, as amended through February 20, 1998
          (incorporated by reference to Exhibit 3(B) to the Company's Annual
          Report on Form 10-K for the year ended December 31, 1997 (File No.
          1-9328)).
4.3       Form of Common Stock Certificate (incorporated by reference to Exhibit
          4(B) to the Company's Annual Report on Form 10-K for the year ended
          December 31, 1995 (File No. 1-9328)).
4.4       Rights Agreement, dated as of February 24, 1996, between the Company and First Chicago Trust Company of New York, as Rights Agent
          (incorporated by reference to Exhibit 4 to the Company's Current
          Report on form 8-K dated February 24, 1996 (File No. 1-9328)).
5.1       Opinion and Consent of Kenneth A. Iverson.*
15.1      Letter of PricewaterhouseCoopers LLP regarding unaudited interim financial information (filed herewith electronically).
23.1      Consent of Kenneth A. Iverson (included in Exhibit 5.1).*
23.2      Consent of PricewaterhouseCoopers LLP (filed herewith electronically).
23.3      Consent of KPMG Deutsche Treuhand-Gesellschaft Aktiengesellschaft
          Wirtschaftsprufungsgesellschaft (filed herewith electronically).
24.1      Powers of attorney.*

-------------------------

*Filed electronically with the initial filing.

ITEM 17.  UNDERTAKINGS

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-3 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Paul, State of Minnesota.

Dated:  August 3, 1998             ECOLAB INC.


                                   By:   /s/Allan L. Schuman
                                      ------------------------------------------
                                        Allan L. Schuman
                                        President and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                            TITLE                            DATE


/s/Allan L. Schuman           President and Chief Executive      August 3, 1998
----------------------------  Officer (Principal Executive
Allan L. Schuman              Officer and Director)


/s/Michael E. Shannon         Chairman of the Board, Chief       August 3, 1998
----------------------------  Financial and Administrative
Michael E. Shannon            Officer (Principal Financial
                              Officer and Director)


/s/Arthur E. Henningsen, Jr.  Senior Vice President and          August 3, 1998
----------------------------  Controller (Principal
Arthur E. Henningsen, Jr.     Accounting Officer)


/s/Kenneth A. Iverson         Directors                          August 3, 1998
----------------------------
Kenneth A. Iverson,
as attorney-in-fact for
Les S. Biller, Ruth S. Block,
James J. Howard,
Joel W. Johnson,
Jerry W. Levin,
Richard L. Schall,
Roland Schulz,
Philip L. Smith,
Hugo Uyterhoeven
and Albrecht Woeste


Director not signing:  Reuben F. Richards

                                   EXHIBIT INDEX


ITEM                          DESCRIPTION                       METHOD OF FILING
NO.                           -----------                       ----------------
---
4.1       Restated Certificate of                     Incorporated by reference to Exhibit (3) to the Company's Current Report
          Incorporation of the Company  . . .         on Form 8-K dated October 22, 1997 (File No. 1-9328).



4.2       Bylaws of the Company, as amended           Incorporated by reference to Exhibit (3)B of the Company's Annual Report
          through December 15, 1997 . . . . .         on Form 10-K for the year ended December 31, 1997 (File No. 1-9328)


                                                                .
4.3       Form of Common Stock Certificate. .         Incorporated by reference to Exhibit 4(B) to the Company's Annual Report on Form 10-K for the year ended December 31, 1995 (File No. 1-9328)

4.4       Rights Agreement, dated as of               Incorporated by reference to Exhibit 4 to the Company's Current Report on
          February 24, 1996, between the              Form 8-K dated February 24, 1996 (File No. 1-9328).
          Company and First Chicago Trust
          Company of New York, as Rights Agent


5.1       Opinion and Consent of Kenneth A.           Filed electronically with the initial filing.
          Iverson . . . . . . . . . . . . . .


15.1      Letter of PricewaterhouseCoopers LLP        Filed herewith electronically
          regarding unaudited interim
          financial information.


23.1      Consent of Kenneth A. Iverson . . .         Included in Exhibit 5.1 which was filed electronically with the initial filing.

23.2      Consent of PricewaterhouseCoopers           Filed herewith electronically.
          LLP.  . . . . . . . . . . . . . . .


23.3      Consent of KPMG Deutsche Treuhand-          Filed herewith electronically.
          Gesellschaft Aktiengesellschaft
          Wirtschaftsprufungsgesellschaft . .


24.1      Powers of Attorney  . . . . . . . .         Filed electronically with the initial filing.